Exhibit 99.1

July 9, 2015	Analyst Contact:	Andrew Ziola 918-947-7163
	Media Contact:	Hayley Westwood 918-947-7048

ONE Gas Second-quarter 2015
Conference Call and Webcast Scheduled

TULSA, Okla. - July 9, 2015 - ONE Gas, Inc. (NYSE: OGS) will release its second-quarter 2015 earnings after the market closes on Wed., July 29, 2015.

The ONE Gas executive management team will participate in a conference call the following day, Thurs., July 30, 2015, at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time).

The call also will be carried live on the ONE Gas website.

What:	ONE Gas second-quarter 2015 earnings conference call and webcast

When:                11 a.m. Eastern, July 30, 2015
10 a.m. Central

Where:	1) Phone conference call dial 888-661-5167, pass code 5380939; or
2) Log on to the webcast at www.onegas.com

If you are unable to participate in the conference call or the webcast, the replay will be available on the ONE Gas website, www.onegas.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 5380939.

ONE Gas, Inc. (NYSE: OGS) is a natural gas distribution company and the successor to the company founded in 1906 as Oklahoma Natural Gas Company, which became ONEOK, Inc. (NYSE: OKE) in 1980. On January 31, 2014, ONE Gas officially separated from ONEOK into a stand-alone, 100 percent regulated, publicly traded natural gas utility.

ONE Gas trades on the New York Stock Exchange under the symbol “OGS,” and is included in the S&P MidCap 400 Index.

ONE Gas provides natural gas distribution services to more than 2 million customers in Oklahoma, Kansas and Texas. ONE Gas is one of the largest publicly traded, 100 percent regulated, natural gas utilities in the United States.

ONE Gas is headquartered in Tulsa, Okla., and its companies include the largest natural gas distributor in Oklahoma and Kansas, and the third largest in Texas, in terms of customers.

-more-

Exhibit 99.1

ONE Gas Second-quarter 2015 Conference Call and Webcast Scheduled

Its largest natural gas distribution markets by customer count are Oklahoma City and Tulsa, Okla.; Kansas City, Wichita and Topeka, Kan.; and Austin and El Paso, Texas. ONE Gas serves residential, commercial, industrial, transportation and wholesale customers in all three states.

For more information, visit the website at http://www.ONEGas.com.

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